                                                                     EXHIBIT 3.2


                        PROVIDENT BANKSHARES CORPORATION

                        SIXTH AMENDED AND RESTATED BYLAWS
                        ---------------------------------

                               ARTICLE I - OFFICES
                               -------------------

         The principal office of the Corporation in Maryland shall be located at 114 East Lexington Street, Baltimore, Maryland 21202. The Corporation may have such other offices, either within or without the State of Maryland as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS
                            -------------------------

Section 1 - ANNUAL MEETING
            --------------

         The annual meeting of the stockholders of the Corporation shall be held on the third Wednesday of April of each year, if not a legal holiday, or on such other date falling on or before the 30th day thereafter as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with Section 7(b).

Section 2 - SPECIAL MEETINGS
            ----------------

         A special meeting of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, or by a majority of the Board of Directors and a special meeting of stockholders shall be called by the Secretary of the Corporation upon the request in writing of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Notwithstanding the first sentence of this Section 2, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature.

Section 3 - PLACE OF MEETING
            ----------------

         The Board of Directors may designate any place, either within or without the State of Maryland as the place of meeting for any annual or special meeting of stockholders. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the principal office of the Corporation in Maryland.

Section 4 - NOTICE OF MEETING; WAIVER OF NOTICE
            -----------------------------------

         Not less than ten (10) days or more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the place,


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date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5 - QUORUM
            ------

         At any meeting of stockholders, a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Except as provided in Article III, Section 3(a), the affirmative vote of a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or to authorize action upon any matter which may properly come before the meeting unless more than a majority of votes is required by statute or by the Articles of Incorporation of the Corporation.

         In the absence of a quorum a majority of the shares represented in person or by proxy may adjourn the meeting from time to time not exceeding a total of thirty (30) days without further notice other than that by announcement at such meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6 - ORGANIZATION
            ------------

         The Chairman of the Board of the Corporation or, in his absence, the President of the Corporation, or in his absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7 - CONDUCT OF BUSINESS
            -------------------

         (a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the


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Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (I) whether such stockholder is acting with or on behalf of any other person and (II) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 7(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-elections as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder, (y) the class and number of shares of the Corporation's Capital Stock that are beneficially owned by such stockholder, and (z) a statement disclosing (I) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (II) if applicable, the identity of such person.

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Section 8 - VOTING
            ------

         Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

Section 9 - PROXIES
            -------

         At all meetings of stockholders, a stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 10 - RESERVED
             --------

Section 11 - CONDUCT OF VOTING
             -----------------

         At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the chairman, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default or such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

                             ARTICLE III - DIRECTORS
                             -----------------------

Section 1 - GENERAL POWERS
            --------------

         The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

                                       4

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Section 2 - NUMBER
            ------

         The number of directors of the Corporation shall be at least three (3); provided, however, that a majority of the entire Board of Directors may by
--------  -------
resolution set the number of directors at such number as it may determine, but such action shall not affect the tenure of office of any director.

Section 3 - ELECTION AND TENURE
            -------------------

         (a) The directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1991 annual meeting of stockholders, the term of office of the second class to expire at the 1992 annual meeting of stockholders, and the term of office of the third class to expire at the 1993 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of three (3) years.

         Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this
Section 3(a), a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Directors shall hold office until their successors shall be duly elected and qualified or until their earlier resignation or removal.

         (b) Notwithstanding the provisions of Article III, Section 3(a) above, the term of office of a director of the Corporation shall expire upon the date of the annual meeting of stockholders immediately following the date on which the director reaches seventy (70) years of age, and upon the date of such annual meeting of stockholders such individual shall cease to be a director of the Corporation unless the Board of Directors shall determine otherwise. The vacancy created by such expiration shall be filled in accordance with Article III,
Section 4.

Section 4 - VACANCIES
            ---------

         Subject to the rights of holders of any series of preferred stock outstanding, the newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause except removal from office, may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                       5

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Section 5 - REGULAR MEETINGS
            ----------------

         The Board of Directors shall meet for the purposes of organization, the election of officers and the transaction of other business after the close of each meeting of stockholders at which a Board of Directors shall have been elected. Other regular meetings of the Board of Directors shall be held at such times and such places, either within or without the State of Maryland, as may be designated from time to time by the Chief Executive Officer or by the Board of Directors.

Section 6 - SPECIAL MEETINGS
            ----------------

         Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer, or by a majority of the Board of Directors in writing. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

Section 7 - NOTICE
            ------

         The Secretary shall give notice to each director of the time and place of every regular or special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telephone or telegraph, at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

Section 8 - TELEPHONIC MEETINGS
            -------------------

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.


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Section 9 - QUORUM
            ------

         A majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 10 - MANNER OF ACTING
             ----------------

         The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 11 - INFORMAL ACTION
             ---------------

         Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or the committee, as the case may be, and such written consent if filed with the minutes of the proceedings of the Board of Directors.

Section 12 - REMOVAL OF DIRECTORS
             --------------------

         Any or all of the directors may be removed, at any time, but then only for cause and then only by the affirmative vote of the holders of at least 80% of the shares then entitled to vote at any election of directors.

Section 13 - RESIGNATION
             -----------

         A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 14 - COMPENSATION
             ------------

         By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation.

Section 15 - COMMITTEES
             ----------

         The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive committee, a nominating committee, an audit committee, a compensation and human resources committee or other committees, each committee to consist of two or more directors of the Corporation. The Board


                                       7
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may designate one or more directors as alternate members of any meeting of any committee, who may replace any absent or disqualified member at any meeting of any committee. A majority of the total number of committee members shall constitute a quorum for the conduct of a committee's business and affairs, and the vote of a majority of the members constituting said quorum shall be the act of that committee. In the absence or disqualification of a member of a committee, the member or members remaining and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act as a member at the committee meeting in place of the absent or disqualified committee member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) amending the Articles of Incorporation, (ii) adopting an agreement of merger or consolidation under Title 3 of the Maryland General Corporation Law, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) declaring dividends or distributions on stock, (vi) issuing stock other than as provided by the Maryland General Corporation Law, or (vii) amending the Bylaws of the Corporation.

                              ARTICLE IV - OFFICERS
                              ---------------------

Section 1 - EXECUTIVE AND OTHER OFFICERS
            ----------------------------

         The Corporation shall have a President, who shall be a director of the Corporation, a Secretary and a Treasurer. It may also have a Chairman of the Board, who shall be a director of the Corporation and shall be an executive officer if he is designated as the chief executive officer of the Corporation. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, and as chief operating officer, having supervision of the operations of the Corporation; in the absence of a designation the President shall serve as chief executive officer and chief operating officer. The Corporation may have one or more Executive Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. A person may hold more than one office in the Corporation but may not serve concurrently as President and Vice-President of the Corporation.

Section 2 - CHAIRMAN OF THE BOARD
            ---------------------

         The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such duties and powers as are from time to time assigned to him by the Board of Directors.

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Section 3 - PRESIDENT
            ---------

         In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other office or agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors or by the chief executive officer of the Corporation.

Section 4 - EXECUTIVE VICE-PRESIDENTS
            -------------------------

         The Executive Vice-President or Executive Vice-Presidents, at the request of the chief executive officer or the President or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Executive Vice-President, the Board of Directors may determine which one or more of the Executive Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer may make such determination; otherwise any of the Executive Vice-Presidents may perform any of such duties or exercise any of such functions. The Executive Vice-President or Executive Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 5 - VICE-PRESIDENTS
            ---------------

         In the absence of the Chairman of the Board, the chief executive officer and the chief operating officer (if designated), all Executive Vice-Presidents, and all Senior Vice-Presidents (if such office then exists), such Vice President as may be designated from time to time by the Board of Directors shall be vested with the powers of the President and shall perform his duties. In addition thereto, all Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board, the chief executive officer or the President.

Section 6 - SECRETARY
            ---------

         The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

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Section 7 - TREASURER
            ---------

         The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors, the chief executive officer or the President.

Section 8 - ASSISTANT OFFICERS
            ------------------

         The Assistant Vice-Presidents shall have such duties as may from time to time be assigned to them by the Board of Directors or the President. The Assistant Secretaries shall have such duties as may from time to time be assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as may from time to time be assigned to them by the Board of Directors or the Treasurer.

Section 9 - SUBORDINATE OFFICERS
            --------------------

         The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Article IV, Section 11 may prescribe.

Section 10 - COMPENSATION
             ------------

         The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 11 - ELECTION, TENURE AND REMOVAL OF OFFICERS
             ----------------------------------------

         The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves for one year and until his successor is elected and qualified. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office.

                                ARTICLE V - STOCK
                                -----------------

Section 1 - CERTIFICATES FOR STOCK
            ----------------------

         Each stockholder shall be entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President, an Executive Vice-President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Section 2 - TRANSFERS
            ---------

         The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3 - RECORD DATE AND CLOSING OF TRANSFER BOOKS
            -----------------------------------------

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Section 4 - STOCK LEDGER
            ------------

         The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5 - CERTIFICATION OF BENEFICIAL OWNERS
            ----------------------------------

         The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 6 - LOST, STOLEN OR DESTROYED STOCK CERTIFICATES
            --------------------------------------------

         The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In its discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises.

                              ARTICLE VI - FINANCE
                              --------------------

Section 1 - CHECKS, DRAFTS, ETC.
            --------------------

         All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, an Executive Vice-President or a Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2 - ANNUAL STATEMENT OF AFFAIRS
            ---------------------------

         There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation's principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

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


Section 3 - FISCAL YEAR
            -----------

         The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

                         ARTICLE VII - SUNDRY PROVISIONS
                         -------------------------------

Section 1 - BOOKS AND RECORDS
            -----------------

         The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 2 - CORPORATE SEAL
            --------------

         The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 3 - BONDS
            -----

         The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 4 - VOTING UPON SHARES IN OTHER CORPORATIONS
            ----------------------------------------

         Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, an Executive Vice-President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 5 - MAIL
            ----

         Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 6 - EXECUTION OF DOCUMENTS
            ----------------------

         A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

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


Section 7 - AMENDMENT OF BYLAWS
            -------------------

         The Board of Directors shall have the power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.

                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------

Section 1 - RIGHT TO INDEMNIFICATION
            ------------------------

         Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however,
                                                             --------  -------
that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right to indemnification under this Section shall be a contract right and shall include the right of an officer or director to be paid by the Corporation expenses incurred in defending any civil or criminal action, suit or proceeding in advance of the final disposition of any such action, suit or proceeding, upon the receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2 - RIGHT OF CLAIMANT TO BRING SUIT
            -------------------------------

         If a claim for indemnification or advancement of expenses under Section 1 is not paid in full by the Corporation within ninety (90) days after a written claim for such has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Maryland General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he meets the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant did not meet such applicable standard of conduct, shall be a defense to the action or cerate a presumption that claimant has not met the applicable standard of conduct.

Section 3 - NON-EXCLUSIVITY OF RIGHTS
            -------------------------

         The rights conferred on any person by Sections 1 and 2 of this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4 - INSURANCE
            ---------

         The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

         IN WITNESS WHEREOF, these Bylaws are hereby certified as the duly adopted Bylaws of the Corporation on January 17, 2007.



                                              /s/ Robert L. Davis
                                              -------------------
                                              Corporate Secretary




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